EXHIBIT 21
SUBSIDIARIES OF CAPELLA HEALTHCARE, INC.
Subsidiaries Incorporated or Organized in the State of Alabama
Cullman County Medical Clinic, Inc.
Cullman Hospital Corporation
Hartselle Physicians, Inc.
Parkway Medical Clinic, Inc.
QHG of Jacksonville, Inc.
Subsidiaries Incorporated or Organized in the State of Arkansas
Garland Managed Care Organization, Inc.
Subsidiaries Incorporated or Organized in the State of Delaware
Capella Holdings of Oklahoma, LLC
Capital Medical Center Holdings, LLC
Capital Medical Center Partner, LLC
Capital Medical Center Physicians, LLC
Capital Medical Center Specialty Physicians, LLC
CMCH Holdings, LLC
Columbia Olympia Management, Inc.
Cullman Surgery Venture Corp.
Farmington Heart & Vascular Center, LLC
Hot Springs National Park Hospital Holdings, LLC
Jacksonville Medial Professional Services, LLC
Jacksonville Surgical and Medical Affiliates, LLC
Lawton Holdings, LLC
Lawton Surgery Investment Company, LLC
Muskogee Holdings, LLC
Muskogee Medical and Surgical Associates, LLC
Muskogee Physician Group, LLC
Muskogee Regional Medical Center, LLC
National Healthcare of Cullman, Inc.
National Healthcare of Decatur, Inc.
National Healthcare of Hartselle, Inc.
National Park Cardiology Services, LLC
National Park Family Care, LLC
National Park Physician Services, LLC
National Park Real Property, LLC
NPMC Holdings, LLC
NPMC, Home Health, LLC
NPMC, LLC
Oregon Healthcorp, LLC
River Park Hospital, LLC
River Park Physician Group, LLC
Russellville Holdings, LLC
Southwestern Medical Center, LLC
Southwestern Radiology Affiliates, LLC
Southwestern Surgical Affiliates LLC
St. Mary’s Holdings, LLC
St. Mary’s Physician Services, LLC
St. Mary’s Real Property, LLC

White County Community Hospital, LLC
Willamette Valley Clinics, LLC
Willamette Valley Medical Center, LLC
WPC Holdco, LLC
Subsidiaries Incorporated or Organized in the State of Missouri
Farmington Clinic Company, LLC
Farmington Hospital Corporation
Farmington Missouri Hospital Company, LLC
Mineral Area Pharmacy and Durable Medical Equipment, LLC
Subsidiaries Incorporated or Organized in the State of Oklahoma
Providence MRI Associates, L.L.C.
Providence Radiologic Services, L.C.
Southwestern Emergency Department Physician Services, LLC
Southwestern Neurosurgery Physicians, LLC
Southwestern Physician Services, LLC
Subsidiaries Incorporated or Organized in the State of Tennessee
Columbia Medical Group — South Pittsburg, Inc.
Grandview Physician Group, LLC
River Park Hospital, Inc.
River Park Hospitalists, LLC
Sequatchie Valley Urology, LLC
SP Acquisition Corp.
Sparta Hospital Corporation
White County Physician Services, LLC
Subsidiaries Incorporated or Organized in the State of Washington
Columbia Capital Medical Center Limited Partnership
Western Washington Healthcare, LLC